Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2024 SECOND QUARTER

New York, NY, August 8, 2024 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended June 30, 2024.
Financial Highlights:1

Q2 2024 Consolidated Results
▪Q2 Revenue of $929 million, up 1.0%; above guidance of approximately flat
•Excluding Q2 Political Revenue, Q2 Revenue flat
▪GAAP Operating loss of $910 million vs. $897 million in Q2 2023, including non-cash impairment charges of $920 million in Q2 2024 and $961 million in Q2 2023
▪Consolidated Adjusted EBITDA of $150 million, within previously disclosed guidance range of $140 million to $160 million, compared to $191 million in Q2 2023
▪Cash provided by operating activities of $27 million
▪Free Cash Flow of $6 million
▪Cash balance and total available liquidity2 of $365 million and $791 million, respectively, as of June 30, 2024

Q2 2024 Digital Audio Group Results
▪Digital Audio Group Revenue of $286 million up 10%
•Podcast Revenue of $105 million up 8%
•Digital Revenue excluding Podcast of $181 million up 10%
▪Segment Adjusted EBITDA of $92 million up 9%
•Digital Audio Group Adjusted EBITDA margin of 32.2%
Q2 2024 Multiplatform Group Results
▪Multiplatform Group Revenue of $576 million down 3%
•Excluding Multiplatform Group Q2 Political Revenue, Multiplatform Group Q2 Revenue down 4%
▪Segment Adjusted EBITDA of $104 million down 36%
•Multiplatform Group Adjusted EBITDA margin of 18.1%

Guidance
▪Q3 Consolidated Revenue expected to increase in the mid-single digits
▪Full Year 2024 Consolidated Revenue expected to increase in the mid-single digits
▪Q3 Consolidated Adjusted EBITDA3 expected to be $200 million to $220 million
▪Full Year 2024 Consolidated Adjusted EBITDA3 expected to be $760 million to $800 million
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")3
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“Our second quarter results mark the first quarter that our consolidated revenues increased year-over-year since Q4 2022. We continue to see strong momentum in our podcast business, our Digital ex. Podcast business, and have seen sequential improvement of our Multiplatform Group’s year-over-year revenue performance,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “This performance is built on iHeartMedia’s strong and unparalleled audience and demonstrates the progress we are making in maximizing the monetization of it.”

“We continue to see signs of improvement throughout our business and the broader advertising marketplace, and our second quarter 2024 results were in line with, and in the cases of revenue, slightly above guidance. Our high-growth Digital Audio Group revenues were up 10% year over year, and represented 31% of our company’s revenues, and our Multiplatform Group revenues exceeded our previously provided guidance,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “Our full year 2024 political revenues are currently pacing approximately 20% higher than the last presidential election cycle, which gives us confidence that this will be a record political year for us, and we expect to see a significant year-over-year improvement in our full year Adjusted EBITDA performance."

Consolidated Results of Operations
Second Quarter 2024 Consolidated Results
Our consolidated revenue increased $9.1 million, or 1.0%, during the three months ended June 30, 2024 compared to the same period of 2023. Digital Audio revenue increased $24.8 million, or 9.5%, driven primarily by continuing increases in demand for digital advertising. Multiplatform revenue decreased $20.0 million, or 3.4%, primarily resulting from a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in non-cash trade revenues and political revenues as 2024 is a presidential election year. Audio & Media Services revenue increased $4.3 million, or 6.5%, primarily as a result of higher political revenue.
Consolidated direct operating expenses increased $27.0 million, or 7.6%, during the three months ended June 30, 2024 compared to the same period of 2023. The increase was primarily driven by higher variable content costs, including higher profit sharing expenses and third-party digital costs related to the increase in digital revenues and an increase in music license fees, as well as an increase in event costs related to the timing of the 2024 iHeartRadio Music Awards which was in the second quarter of 2024 and the first quarter of 2023.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $37.8 million, or 9.6%, during the three months ended June 30, 2024 compared to the same period of 2023. The increase was driven primarily by higher non-cash trade expense due to the timing of the 2024 iHeartRadio Music Awards which was in the second quarter of 2024 and the first quarter of 2023 and an increase in costs incurred in connection with executing on our cost savings initiatives, partially offset by lower bad debt expense and lower bonus expense based on results.
Our consolidated GAAP Operating loss was $909.7 million compared to $897.2 million in the second quarter of 2023, primarily due to the increase in direct operating and SG&A expenses as discussed above, partially offset by lower non-cash impairment charges of $920.2 million recognized in the second quarter of 2024 compared to the $960.6 million recognized in the prior year period. The non-cash impairment charges primarily related to goodwill and FCC license impairments in both periods.
Adjusted EBITDA decreased to $150.2 million compared to $191.2 million in the prior-year period.
Cash provided by operating activities was $26.7 million, compared to $56.8 million in the prior-year period primarily due to a decrease in revenue from our Multiplatform Group, partially offset by an improvement in the timing of receivable collections. Free Cash Flow was $5.6 million, compared to $34.0 million in the prior year period.

Business Segments: Results of Operations
Second Quarter 2024 Multiplatform Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$575,907	$595,944	(3.4)%	$1,069,370	$1,124,957	(4.9)%
Operating expenses[1]	471,644	433,542	8.8%	887,925	875,503	1.4%
Segment Adjusted EBITDA	$104,263	$162,402	(35.8)%	$181,445	$249,454	(27.3)%
Segment Adjusted EBITDA margin	18.1%	27.3%		17.0%	22.2%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group decreased $20.0 million, or 3.4% YoY, primarily due to a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in non-cash trade revenue and political revenues. Broadcast revenue declined $3.7 million, or 0.9% YoY, driven by lower spot revenue, partially offset by an increase in non-cash trade revenues and political advertising. Networks declined $15.6 million, or 12.8% YoY due primarily to the impact of non-returning advertisers. Revenue from Sponsorship and Events increased by $0.9 million, or 2.4% YoY.

Operating expenses increased $38.1 million, or 8.8% YoY, driven primarily by higher non-cash trade expense and live event costs due to the timing of the 2024 iHeartRadio Music Awards which was in Q2 in 2024 and Q1 in 2023 and higher broadcast music license fees.

Segment Adjusted EBITDA Margin decreased YoY to 18.1% from 27.3%.

Second Quarter 2024 Digital Audio Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$285,614	$260,854	9.5%	$524,582	$484,250	8.3%
Operating expenses[1]	193,744	176,272	9.9%	364,585	345,549	5.5%
Segment Adjusted EBITDA	$91,870	$84,582	8.6%	$159,997	$138,701	15.4%
Segment Adjusted EBITDA margin	32.2%	32.4%		30.5%	28.6%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $24.8 million, or 9.5% YoY, driven by Digital, excluding Podcast revenue, which grew $16.9 million, or 10.3% YoY, to $181.1 million, driven by an increase in demand for digital advertising, and Podcast revenue, which increased $7.8 million, or 8.1% YoY, to $104.5 million, driven primarily by increased demand for podcasting from advertisers and higher non-cash trade revenue.

Operating expenses increased $17.5 million, or 9.9% YoY, primarily driven by higher variable content costs, including higher profit sharing agreements and third-party digital costs related to the increase in revenues.

Segment Adjusted EBITDA Margin decreased YoY to 32.2% from 32.4%.

Second Quarter 2024 Audio & Media Services Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$70,082	$65,804	6.5%	$139,250	$127,155	9.5%
Operating expenses[1]	46,233	47,305	(2.3)%	91,706	93,312	(1.7)%
Segment Adjusted EBITDA	$23,849	$18,499	28.9%	$47,544	$33,843	40.5%
Segment Adjusted EBITDA margin	34.0%	28.1%		34.1%	26.6%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group increased $4.3 million, or 6.5% YoY, primarily due to higher political revenue as 2024 is a presidential election year.

Operating expenses decreased $1.1 million, or 2.3% YoY, primarily as a result of a favorable shift in the sales mix toward services and a decrease in employee compensation expense.

Segment Adjusted EBITDA Margin increased YoY to 34.0% from 28.1%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$929,092	$920,014	$1,728,130	$1,731,253
Operating loss	(909,667)	(897,194)	(944,375)	(946,056)
Adjusted EBITDA[1]	150,207	191,181	254,824	284,605
Net loss	(981,989)	(882,982)	(1,000,097)	(1,105,345)
Cash provided by (used for) operating activities[2]	26,729	56,772	(32,548)	(37,211)
Free cash flow[1,2]	5,557	33,999	(75,302)	(99,149)

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $88.2 million in the three months ended June 30, 2024, compared to $93.7 million in the three months ended June 30, 2023.

Certain prior period amounts have been reclassified to conform to the 2024 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of June 30, 2024, we had $364.7 million of cash on our balance sheet. For the six months ended June 30, 2024, cash used for operating activities was $32.5 million, cash provided by investing activities was $55.9 million and cash used for financing activities was $4.8 million.
Capital expenditures for the six months ended June 30, 2024 were $42.8 million compared to $61.9 million in the six months ended June 30, 2023. Capital expenditures during the six months ended June 30, 2024 decreased primarily due to lower spending on real estate optimization initiatives.

As of June 30, 2024, the Company had $5,218.8 million of total debt and $4,854.1 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to May 2026.

Cash balance and total available liquidity4 were $364.7 million and $791 million, respectively, as of June 30, 2024.

4 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2024	2023	Change	2024	2023	Change
Broadcast Radio	$425,490	$429,152	(0.9)%	$784,828	$812,390	(3.4)%
Networks	106,591	122,168	(12.8)%	208,642	230,122	(9.3)%
Sponsorship and Events	39,121	38,210	2.4%	66,950	70,797	(5.4)%
Other	4,705	6,414	(26.6)%	8,950	11,648	(23.2)%
Multiplatform Group[1]	575,907	595,944	(3.4)%	1,069,370	1,124,957	(4.9)%
Digital ex. Podcast	181,093	164,147	10.3%	329,437	310,732	6.0%
Podcast	104,521	96,707	8.1%	195,145	173,518	12.5%
Digital Audio Group	285,614	260,854	9.5%	524,582	484,250	8.3%
Audio & Media Services Group[1]	70,082	65,804	6.5%	139,250	127,155	9.5%
Eliminations	(2,511)	(2,588)		(5,072)	(5,109)
Revenue, total[1]	$929,092	$920,014	1.0%	$1,728,130	$1,731,253	(0.2)%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 4.0% and 0.1% for the three months ended June 30, 2024 compared to the three months ended June 30, 2023, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 0.1% for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on August 8, 2024, at 8:30 a.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our anticipated growth and year-over-year financial performance, our anticipated political advertising revenues for 2024; our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies and programmatic platforms, developing new consumer and revenue opportunities; improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, and our anticipated financial performance, including our outlook as to third quarter and full year 2024 consolidated and operating segment results, anticipated capital expenditures and other impacts on our free cash flow, including our outlook as to third quarter and full year 2024 consolidated and operating segment results, anticipated capital expenditures and other impacts on our free cash flow liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2024	2023	Change	2024	2023	Change
Revenue	$929,092	$920,014	1.0%	$1,728,130	$1,731,253	(0.2)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	382,049	355,061	7.6%	723,409	699,681	3.4%
Selling, general and administrative expenses (excludes depreciation and amortization)	431,614	393,773	9.6%	816,758	796,574	2.5%
Depreciation and amortization	104,356	108,065		209,518	216,577
Impairment charges	920,224	960,570		921,732	964,517
Other operating (income) expense, net	516	(261)		1,088	(40)
Operating loss	$(909,667)	$(897,194)		$(944,375)	$(946,056)
Depreciation and amortization	104,356	108,065		209,518	216,577
Impairment charges	920,224	960,570		921,732	964,517
Other operating (income) expense, net	516	(261)		1,088	(40)
Restructuring expenses	27,558	10,789		51,161	30,243
Share-based compensation expense	7,220	9,212		15,700	19,364
Adjusted EBITDA[1]	$150,207	$191,181	(21.4)%	$254,824	$284,605	(10.5)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$929,092	$920,014	$1,728,130	$1,731,253
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	382,049	355,061	723,409	699,681
Selling, general and administrative expenses (excludes depreciation and amortization)	431,614	393,773	816,758	796,574
Depreciation and amortization	104,356	108,065	209,518	216,577
Impairment charges	920,224	960,570	921,732	964,517
Other operating (income) expense, net	516	(261)	1,088	(40)
Operating loss	(909,667)	(897,194)	(944,375)	(946,056)
Interest expense, net	95,577	98,693	191,092	194,150
Gain (loss) on investments, net	(412)	(6,038)	91,582	(12,543)
Equity in loss of nonconsolidated affiliates	(61)	(44)	(106)	(4)
Gain on extinguishment of debt	—	22,902	—	27,527
Other expense, net	(231)	(272)	(727)	(371)
Loss before income taxes	(1,005,948)	(979,339)	(1,044,718)	(1,125,597)
Income tax benefit	23,959	96,357	44,621	20,252
Net loss	(981,989)	(882,982)	(1,000,097)	(1,105,345)
Less amount attributable to noncontrolling interest	(331)	1,488	69	1,385
Net loss attributable to the Company	$(981,658)	$(884,470)	$(1,000,166)	$(1,106,730)

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for June 30, 2024 and December 31, 2023:

(In millions)	June 30, 2024	December 31, 2023
Cash	$364.7	$346.4
Total Current Assets	1,422.3	1,506.9
Net Property, Plant and Equipment	511.3	558.9
Total Assets	5,769.2	6,952.6
Current Liabilities (excluding current portion of long-term debt)	738.4	848.1
Long-term Debt (including current portion of long-term debt)	5,218.8	5,215.2
Stockholders' Deficit	(1,374.6)	(384.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three and six months ended June 30, 2024 and 2023, and Net Debt as of June 30, 2024. Adjusted EBITDA is defined as consolidated Operating loss adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating (income) expense, net. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax benefit, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, Impairment charges, Other operating (income) expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by (used for) operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending September 30, 2024 and the full year 2024 and long-term net leverage guidance, which reflects targets for Adjusted EBITDA and net debt. Our Earnings Call on August 8, 2024 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating loss to Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2024	2023	2024	2023	2024
Operating loss	$(909,667)	$(897,194)	$(944,375)	$(946,056)	$(34,708)
Depreciation and amortization	104,356	108,065	209,518	216,577	105,162
Impairment charges	920,224	960,570	921,732	964,517	1,508
Other operating (income) expense, net	516	(261)	1,088	(40)	572
Restructuring expenses	27,558	10,789	51,161	30,243	23,603
Share-based compensation expense	7,220	9,212	15,700	19,364	8,480
Adjusted EBITDA	$150,207	$191,181	$254,824	$284,605	$104,617

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2024	2023	2024	2023	2024
Net loss	$(981,989)	$(882,982)	$(1,000,097)	$(1,105,345)	$(18,108)
Income tax benefit	(23,959)	(96,357)	(44,621)	(20,252)	(20,662)
Interest expense, net	95,577	98,693	191,092	194,150	95,515
Depreciation and amortization	104,356	108,065	209,518	216,577	105,162
EBITDA	$(806,015)	$(772,581)	$(644,108)	$(714,870)	$161,907
(Gain) loss on investments, net	412	6,038	(91,582)	12,543	(91,994)
Gain on extinguishment of debt	—	(22,902)	—	(27,527)	—
Other expense, net	231	272	727	371	496
Equity in loss of nonconsolidated affiliates	61	44	106	4	45
Impairment charges	920,224	960,570	921,732	964,517	1,508
Other operating (income) expense, net	516	(261)	1,088	(40)	572
Restructuring expenses	27,558	10,789	51,161	30,243	23,603
Share-based compensation expense	7,220	9,212	15,700	19,364	8,480
Adjusted EBITDA	$150,207	$191,181	$254,824	$284,605	$104,617

Reconciliation of Cash provided by (used for) operating activities to Free Cash Flow

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash provided by (used for) operating activities	$26,729	$56,772	$(32,548)	$(37,211)
Purchases of property, plant and equipment	(21,172)	(22,773)	(42,754)	(61,938)
Free cash flow	$5,557	$33,999	$(75,302)	$(99,149)

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Consolidated revenue	$929,092	$920,014	1.0%	$1,728,130	$1,731,253	(0.2)%
Excluding: Political revenue	(14,907)	(6,665)		(26,534)	(10,268)
Consolidated revenue, excluding political	$914,185	$913,349	0.1%	$1,701,596	$1,720,985	(1.1)%

Multiplatform Group revenue	$575,907	$595,944	(3.4)%	$1,069,370	$1,124,957	(4.9)%
Excluding: Political revenue	(8,025)	(4,344)		(15,688)	(7,829)
Multiplatform Group revenue, excluding political	$567,882	$591,600	(4.0)%	$1,053,682	$1,117,128	(5.7)%

Digital Audio Group revenue	$285,614	$260,854	9.5%	$524,582	$484,250	8.3%
Excluding: Political revenue	(1,210)	(846)		(1,481)	(1,346)
Digital Audio Group revenue, excluding political	$284,404	$260,008	9.4%	$523,101	$482,904	8.3%

Audio & Media Group Services revenue	$70,082	$65,804	6.5%	$139,250	$127,155	9.5%
Excluding: Political revenue	(5,672)	(1,475)		(9,365)	(1,093)
Audio & Media Services Group revenue, excluding political	$64,410	$64,329	0.1%	$129,885	$126,062	3.0%

Reconciliation of Total Debt to Net Debt

(In thousands)	June 30, 2024
Current portion of long-term debt	$621
Long-term debt	5,218,194
Total debt	$5,218,815
Less: Cash and cash equivalents	364,744
Net debt	$4,854,071

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2024
Revenue	$575,907	$285,614	$70,082	$—	$(2,511)	$929,092
Operating expenses(1)	471,644	193,744	46,233	69,775	(2,511)	778,885
Adjusted EBITDA	$104,263	$91,870	$23,849	$(69,775)	$—	$150,207
Adjusted EBITDA margin	18.1%	32.2%	34.0%			16.2%
Depreciation and amortization						(104,356)
Impairment charges						(920,224)
Other operating expense, net						(516)
Restructuring expenses						(27,558)
Share-based compensation expense						(7,220)
Operating loss						$(909,667)
Operating margin						(97.9)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2023
Revenue	$595,944	$260,854	$65,804	$—	$(2,588)	$920,014
Operating expenses(1)	433,542	176,272	47,305	74,302	(2,588)	728,833
Adjusted EBITDA	$162,402	$84,582	$18,499	$(74,302)	$—	$191,181
Adjusted EBITDA margin	27.3%	32.4%	28.1%			20.8%
Depreciation and amortization						(108,065)
Impairment charges						(960,570)
Other operating income, net						261
Restructuring expenses						(10,789)
Share-based compensation expense						(9,212)
Operating loss						$(897,194)
Operating margin						(97.5)%

(1) Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2024
Revenue	$1,069,370	$524,582	$139,250	$—	$(5,072)	$1,728,130
Operating expenses(1)	887,925	364,585	91,706	134,162	(5,072)	1,473,306
Adjusted EBITDA	$181,445	$159,997	$47,544	$(134,162)	$—	$254,824
Adjusted EBITDA margin	17.0%	30.5%	34.1%			14.7%
Depreciation and amortization						(209,518)
Impairment charges						(921,732)
Other operating expense, net						(1,088)
Restructuring expenses						(51,161)
Share-based compensation expense						(15,700)
Operating loss						$(944,375)
Operating margin						(54.6)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2023
Revenue	$1,124,957	$484,250	$127,155	$—	$(5,109)	$1,731,253
Operating expenses(1)	875,503	345,549	93,312	137,393	(5,109)	1,446,648
Adjusted EBITDA	$249,454	$138,701	$33,843	$(137,393)	$—	$284,605
Adjusted EBITDA margin	22.2%	28.6%	26.6%			16.4%
Depreciation and amortization						(216,577)
Impairment charges						(964,517)
Other operating income, net						40
Restructuring expenses						(30,243)
Share-based compensation expense						(19,364)
Operating loss						$(946,056)
Operating margin						(54.6)%
(1) Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.